                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 12, 1998 on the consolidated financial statements and financial statement schedule of ITT Corporation, and our report dated March 11, 1998 on the combined financial statements of Westin Hotels & Resorts Worldwide, Inc. and the consolidated financial statements of W&S Hotel L.L.C. included in Starwood Hotels & Resorts and Starwood Hotels & Resorts Worldwide, Inc. Joint Form 8-K filed April 27, 1998 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 27, 1998